Exhibit 4.2

AMENDMENT

This Amendment (this “Amendment”), dated and effective as of March 4, 2013 (the “Effective Time”), is made and entered into by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as rights agent (the “Rights Agent”), under that certain Amended and Restated Rights Agreement, dated as of July 25, 2012 (the “Rights Agreement”).

RECITALS:

WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, the Company may supplement or amend any provision of the Rights Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.             Direction to Rights Agent.  The Company hereby directs Wells Fargo Bank, National Association, in its capacity as Rights Agent and in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.

2.             Certification of Appropriate Officer.  The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to Wells Fargo Bank, National Association, that (a) he is an “appropriate officer” as such term is used in Section 27 of the Rights Agreement and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.

3.             Amendment of First Recital of the Rights Agreement.  The first recital of the Rights Agreement is amended to read in its entirety as follows as of the Effective Time:

WHEREAS, the Board of Directors of the Company authorized a Rights Agreement, dated as of July 22, 1999 (the “Original Rights Agreement”), declared a dividend of one common share purchase right (a “Right”) for each Common Share (as hereinafter defined) outstanding upon the close of business on August 9, 1999 (the “Record Date”) payable on such date, and authorized the issuance of one Right for each Common Share issued between the Record Date and the earliest of certain dates specified in the Original Rights Agreement, each Right, as of March 4, 2013, representing the right to purchase one-tenth of one Common Share, upon the terms and subject to the conditions set forth in the Original Rights Agreement; and

4.             Amendment of Section 7(a) and 7(b) of the Rights Agreement.  Section 7(a) and 7(b) of the Rights Agreement are amended to read in their entirety as follows as of the Effective Time:

(a)           Each Right shall be exercisable to purchase one-tenth of one Common Share of the Company, subject to further adjustment as provided herein.  The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the Expiration Date; provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share, then the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, will equal an integral number of Common Shares.

(b)           The Purchase Price for each full Common Share pursuant to the exercise of a Right shall initially be $14.00 (equivalent to $1.40 for each one-tenth of one Common Share), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

5.             Amendment of Section 11(a)(ii) of the Rights Agreement.  Section 11(a)(ii) of the Rights Agreement is amended to read in its entirety as follows as of the Effective Time:

(ii)           Subject to the following paragraph and Section 24 of this Agreement, in the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to ten times the then current Purchase Price per full Common Share multiplied by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying ten times the then current Purchase Price per full Common Share by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date the Person became an Acquiring Person (such number of shares, the “Adjustment Shares”).

From and after a Section 11(a)(ii) Event, any Rights that are or were beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 or 6 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.  The Company shall use all reasonable efforts to ensure that the provisions of this paragraph are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

6.             Amendment of Exhibit A and Exhibit B of Rights Agreement.  Exhibit A and Exhibit B of the Rights Agreement are amended to read in their entirety as set forth in Exhibit A and Exhibit B to this Amendment.

7.             No Further Amendment.  Except as specifically supplemented and amended, changed or modified in Sections 3, 4, 5 and 6 above, the Rights Agreement shall be unaffected by this Amendment and shall remain in full force and effect.

8.             Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

9.             Counterparts.  This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10.          Descriptive Headings.  Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered, all as of the day and year first above written.

MGIC INVESTMENT CORPORATION			WELLS FARGO BANK, NATIONAL ASSOCIATION, as Rights Agent

By:	/s/ J. Michael Lauer
			By:	/s/ Suzanne M. Swits
	Name:	J. Michael Lauer
				Name:	Suzanne M. Swits
	Title:	Executive Vice President and Chief Financial Officer
				Title:	Vice President

EXHIBIT A

[Form of Right Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER AUGUST 15, 2015 (SUBJECT TO EXTENSION) OR EARLIER EXPIRATION OF THE RIGHTS AS PROVIDED IN THE RIGHTS AGREEMENT.

Right Certificate

MGIC INVESTMENT CORPORATION

This certifies that                                 , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of July 25, 2012, as amended on March 4, 2013, and as such agreement may be amended (the “Rights Agreement”), between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Milwaukee, Wisconsin time, on August 15, 2015, subject to extension, or earlier expiration of the Rights as provided under the Rights Agreement, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-tenth of one fully paid nonassessable (except as otherwise provided by any corporation law applicable to the Company) share of common stock, par value $1.00 (“Common Shares”), of the Company, at a purchase price of $14.00 per Common Share (the “Purchase Price”) (equivalent to $1.40 for each one-tenth of a Common Share), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 4, 2013, based on the Common Shares as constituted at such date.  As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights

Agreement are on file at the principal executive offices of the Company and the above- mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Common Shares.  The Board may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person’s acquisition of 50% or more of the outstanding Common Shares, exchange the Rights evidenced by this Certificate for Common Shares, at an exchange ratio of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.

No fractional Common Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof and subject to the following sentence a cash payment will be made, as provided in the Rights Agreement.  No Rights may be exercised that would entitle the holder to any fraction of a Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of                         ,         .

MGIC INVESTMENT CORPORATION
Attest:

By:
Title:

Countersigned:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                                hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                                     this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                        ,

Signature

Signature Medallion Guaranteed:

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

[Form of Reverse Side of Right Certificate — continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To MGIC INVESTMENT CORPORATION:

The undersigned hereby irrevocably elects to exercise                                      Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:                        ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

[Form of Reverse Side of Right Certificate — continued]

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT B

MGIC INVESTMENT CORPORATION

SUMMARY OF RIGHTS TO PURCHASE

COMMON SHARES

On July 22, 1999, the Board of Directors (our “Board”) of MGIC Investment Corporation (the “Company”) entered into a rights agreement and declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value (the “Common Shares”), of the Company.  The dividend was payable on August 9, 1999 to the shareholders of record on that date (the “Record Date”).  Our Board extended the term of and otherwise amended and restated that rights agreement on July 7, 2009 and July 25, 2012, and further amended it on March 4, 2013, in an effort to protect shareholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses (“NOLs”) to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices.

We provide the following summary description of the Amended and Restated Rights Agreement (the “Rights Agreement”) as made between the Company and Wells Fargo Bank, National Association, as the Rights Agent, on July 25, 2012, as amended on March 4, 2013. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to an amendment to a Registration Statement on Form 8-A dated on or about March 4, 2013.  A copy of the Rights Agreement is available free of charge from our Company.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares. New Rights will accompany any new Common Shares we issue until the Distribution Date described below or until the Rights are redeemed or the Rights Agreement expires.

Exercise Price. Each Right will allow its holder to purchase from our Company one-tenth of one Common Share for $14.00 per full Common Share (equivalent to $1.40 for each one-tenth of a Common Share), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement, or the Board concluding, that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 5.0% or more of our outstanding Common Shares, subject to certain exceptions, or (2) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an “Acquiring Person.”

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the certificates for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $14.00, purchase Common Shares with a market value of $28.00, based on the market price of the Common Shares prior to such acquisition.

Expiration. The Rights will expire on August 1, 2015, subject to extension or earlier expiration of the Rights as provided under the Rights Agreement.

Redemption. Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Shares.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Common Shares, the number of Common Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Common Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.